EX. 99.1

Hub Group, Inc. Reports First Quarter 2015 Earnings per Share of $0.32 Excluding One-time Costs

OAK BROOK, IL, April 23, 2015, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended March 31, 2015.

Hub Group reported income of $10.3 million for the first quarter ended March 31, 2015 compared to $12.0 million for the first quarter of 2014.  Hub Group’s diluted earnings per share was $0.28 for the quarter.  Hub Group’s pre-tax income included one-time costs of $2.3 million including a $1.4 million Canadian currency translation loss and $0.9 million of severance.  Excluding the effect of these items, non-GAAP earnings per share was $0.32 for the quarter (see table below).  Non-GAAP earnings per share decreased 3% when compared with the prior year period.  Hub Group’s revenue decreased 1.5% to $836 million.

The Hub segment’s revenue decreased 1.5% to $643 million.  First quarter intermodal revenue decreased 3% to $421 million due to a decrease in fuel revenue.  Intermodal volume increased 1%.  Truck brokerage revenue increased 6% to $89 million this quarter.  First quarter Unyson Logistics revenue decreased 1% to $133 million.  The Hub segment’s operating income was $13.7 million.

The Mode segment’s revenue increased 2% to $214 million.  Operating income was $5.1 million, an increase of 11% compared to the prior year period.

Hub Group ended the quarter with $129 million in cash.

CONFERENCE CALL

Hub Group will hold a conference call at 5:00 p.m. Eastern Time on Thursday, April 23, 2015 to discuss its first quarter results.

Hosting the conference call will be David Yeager, Chairman and Chief Executive Officer, Mark Yeager, Vice-Chairman, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UuaITmZViChKOr .  Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 206-4074 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2014. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE:  Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2015	2014
Revenue	$835,941	$848,449

Transportation costs	746,813	759,705
Gross margin	89,128	88,744

Costs and expenses:
Salaries and benefits	39,476	37,092
Agent fees and commissions	14,826	13,666
General and administrative	14,071	15,432
Depreciation and amortization	1,960	2,058
Total costs and expenses	70,333	68,248

Operating income	18,795	20,496

Other income (expense):
Interest expense	(741)	(407)
Interest and dividend income	6	14
Other, net	(1,404)	(205)
Total other expense	(2,139)	(598)

Income before provision for income taxes	16,656	19,898

Provision for income taxes	6,380	7,863

Net income	$10,276	$12,035

Basic earnings per common share	$0.28	$0.33

Diluted earnings per common share	$0.28	$0.33

Basic weighted average number of shares outstanding	36,156	36,661
Diluted weighted average number of shares outstanding	36,169	36,724

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended March 31, 2015
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$643,443	$213,522	$(21,024)	$835,941

Transportation costs	580,258	187,579	(21,024)	746,813
Gross margin	63,185	25,943	-	89,128

Costs and expenses:
Salaries and benefits	35,660	3,816	-	39,476
Agent fees and commissions	15	14,811	-	14,826
General and administrative	12,198	1,873	-	14,071
Depreciation and amortization	1,618	342	-	1,960
Total costs and expenses	49,491	20,842	-	70,333

Operating income	13,694	5,101	-	18,795

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended March 31, 2014
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$653,409	$208,906	$(13,866)	$848,449

Transportation costs	588,912	184,659	(13,866)	759,705
Gross margin	64,497	24,247	-	88,744

Costs and expenses:
Salaries and benefits	33,337	3,755	-	37,092
Agent fees and commissions	11	13,655	-	13,666
General and administrative	13,739	1,693	-	15,432
Depreciation and amortization	1,517	541	-	2,058
Total costs and expenses	48,604	19,644	-	68,248

Operating income	15,893	4,603	-	20,496

HUB GROUP, INC.

UNAUDITED NON-GAAP TO GAAP RECONCILIATION

(earnings per share)

	Three Months
	Ended, March 31,
			Change	Change
	2015	2014	$	%

Diluted GAAP EPS	$0.28	$0.33	$(0.05)	-15.2%

Canadian currency translation loss, net of tax	0.02	-	0.02

Severance costs, net of tax	0.02	-	0.02

Diluted non-GAAP EPS (adjusted)	$0.32	$0.33	$(0.01)	-3.0%

Diluted shares	36,169	36,724

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$129,261	$109,769
Accounts receivable trade, net	409,506	401,803
Accounts receivable other	14,299	24,886
Prepaid taxes	10,380	14,937
Deferred taxes	6,216	4,816
Prepaid expenses and other current assets	17,600	14,355
TOTAL CURRENT ASSETS	587,262	570,566

Restricted investments	21,846	21,944
Property and equipment, net	332,637	338,327
Other intangibles, net	14,110	14,434
Goodwill, net	262,759	262,813
Other assets	3,713	4,043
TOTAL ASSETS	$1,222,327	$1,212,127

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$269,354	$256,345
Accounts payable other	21,736	21,333
Accrued payroll	16,991	16,192
Accrued other	36,180	43,523
Current portion of capital lease	2,538	2,504
Current portion of long term debt	21,921	19,619
TOTAL CURRENT LIABILITIES	368,720	359,516

Long term debt	76,085	72,460
Non-current liabilities	21,885	22,929
Long term portion of capital lease	15,298	15,937
Deferred taxes	143,386	140,501

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2015 and 2014	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2015 and 2014; 36,062,587 shares outstanding in 2015 and 36,247,324 shares outstanding in 2014	412	412
Class B: $.01 par value; 662,300 shares authorized;
662,296 shares issued and outstanding in 2015 and 2014	7	7
Additional paid-in capital	166,941	171,235
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	600,085	589,809
Accumulated other comprehensive loss	(74)	(77)
Treasury stock; at cost, 5,162,205 shares in 2015 and 4,977,468 shares in 2014	(154,960)	(145,144)
TOTAL STOCKHOLDERS' EQUITY	596,953	600,784
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,222,327	$1,212,127

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2015	2014

Cash flows from operating activities:
Net income	$10,276	$12,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,731	6,779
Deferred taxes	1,593	1,991
Compensation expense related to share-based compensation plans	2,034	2,143
Gain on sale of assets	-	(6)
Excess tax benefits from share-based compensation	(13)	-
Changes in operating assets and liabilities:
Restricted investments	98	(117)
Accounts receivable, net	2,874	(31,471)
Prepaid taxes	4,557	86
Prepaid expenses and other current assets	(3,246)	(597)
Other assets	330	(837)
Accounts payable	13,414	29,286
Accrued expenses	5,733	1,128
Non-current liabilities	(1,052)	(1,839)
Net cash provided by operating activities	45,329	18,581

Cash flows from investing activities:
Proceeds from sale of equipment	26	85
Purchases of property and equipment	(15,057)	(33,035)
Net cash used in investing activities	(15,031)	(32,950)

Cash flows from financing activities:
Proceeds from issuance of debt	11,480	25,361
Repayments of long term debt	(5,553)	(1,124)
Stock tendered for payments of withholding taxes	(2,754)	(3,023)
Purchase of treasury stock	(13,419)	-
Capital lease payments	(605)	(616)
Excess tax benefits from share-based compensation	42	104
Net cash (used in) provided by financing activities	(10,809)	20,702

Effect of exchange rate changes on cash and cash equivalents	3	-

Net increase in cash and cash equivalents	19,492	6,333
Cash and cash equivalents beginning of period	109,769	68,964
Cash and cash equivalents end of period	$129,261	$75,297